Compu-DAWN, Inc.
                                   EXHIBIT 11
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)

                                                                       Three Months Ended                Nine Months Ended
                                                                                        September 30, 1999

                                                                        1999             1998              1999            1998
                                                                        ----             ----              ----            ----


Basic net income (loss) per common share computation:

   Income available to common shareholders from
             continuing operations                                  (1,218,173)       (249,063)        (1,703,628)       (193,646)
                                                                    -----------       --------         -----------       ---------
   Income available to common shareholders from
             discontinued operations                                (1,005,917)       (118,809)        (6,976,008)     (1,073,264)
                                                                    -----------       ----------       -----------     -----------
   Income available to common shareholders from
            gain on sale of discontinued operations                    537,732             -              537,732            -
                                                                       -------        ----------          -------      -----------


   Average common shares outstanding                                 4,192,489       3,148,730          3,887,625       2,988,978

   Basic loss per common share from continuing operations                $(.29)          $(.08)          $  (0.44)          $(.06)
   Basic loss per common share from discontinued operations               (.24)          ( .04)             (1.79)          ( .36)
   Basic income per common share from gain from
            sale of discontinued operations                                .13             -                  .14            -
                                                                           ---            ----                ---
   Basic net loss per common share                                       $(.40)          $(.12)            $(2.09)          $(.42)
                                                                         =====           =====             ======            =====

Diluted net income (loss) per common share computation:

   Income available to common shareholders from
             continuing operations                                  (1,218,173)       (249,063)        (1,703,628)       (193,646)
                                                                    -----------  --------------   ---------------    -------------
   Income available to common shareholders from
             discontinued operations                                (1,005,917)       (118,809 )       (6,976,008)     (1,073,264)
                                                                    -----------       ----------       -----------     -----------
   Income available to common shareholders from
             gain on sale of discontinued operations                   537,732            -               537,732            -
                                                                       -------        ----------          -------      -----------

Average common shares outstanding                                    4,192,489       3,148,730          3,887,625       2,988,978

Incremental shares from assumed conversions:
      Preferred shares                                                 491,760         977,250            491,760         977,250
      Stock options                                                  1,436,486         327,250          1,994,460          91,843
      Warrants                                                          48,128              -             102,365         180,494
                                                                        ------       ---------            -------         -------
      Diluted average common shares outstanding                      6,168,863       4,453,230          6,476,210       4,238,565

   Diluted loss per common share from continuing operations              $(.29)          $(.08)          $  (0.44)          $(.06)
   Diluted loss per common share from discontinued operations             (.24)          ( .04)             (1.79)          ( .36)
   Diluted income per common shares from gain on
          sale of discontinued operations                                  .09            -                   .08            -
                                                                           ---            -                   ---
Diluted net loss per common share                                        $(.44)          $(.12)            $(2.15)          $(.42)
                                                                         =====           =====             ======           =====


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